[LOGO OMITTED]           PROXY STATEMENT
                         APRIL 18, 2005

[LOGO OMITTED]                                         P.O. Box 9005
                                                       Quakertown, PA 18951-9005
                                                       TEL (215)538-5600
                                                       FAX (215)538-5765

    April 18, 2005


    Dear Shareholder:


    The 2005 Annual Meeting of Shareholders of QNB Corp. will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951 on Tuesday, May 17, 2005, at 11:00 a.m., local time. Notice of the annual meeting, QNB's proxy statement, proxy card and 2004 annual report are enclosed.

    At this year's annual meeting, you are being asked to 1) elect four Class II directors and 2) approve the amendment and restatement of the Corporation's Articles of Incorporation and 3) approve the 2005 Stock Incentive Plan. The proposals are fully described in the accompanying proxy statement, which you are urged to read carefully.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE NOMINEES FOR ELECTION. WE RECOMMEND THAT YOU VOTE "FOR" ALL FOUR NOMINEES, AND "FOR" THE ADOPTION OF THE AMENDMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION , AND "FOR" THE ADOPTION OF THE STOCK INCENTIVE PLAN.

    YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and return it in the envelope provided.

    If you have any questions with regard to the annual meeting, please contact Jean Scholl at (215) 538-5600, extension 5719.

    Thank you for your cooperation and continuing support.

    Sincerely,

    /S/THOMAS J. BISKO

    Thomas J. Bisko
    President and
    Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                    QNB CORP.

                         ------------------------------

                           TO BE HELD ON MAY 17, 2005



         Notice is hereby given that the 2005 Annual Meeting of Shareholders of QNB Corp. will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951, on Tuesday, May 17, 2005 at 11:00 a.m., local time, for the following purposes:

         (1) To elect four Class II directors; and

         (2) To approve the amendment and restatement of the Corporation's Articles of Incorporation; and

         (3) To approve the 2005 Stock Incentive Plan; and

         (4) To transact any other business properly presented at the annual meeting or any adjournment(s) or postponement(s) of the meeting.

         The Board of Directors fixed the close of business on April 1, 2005 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting, either in person or by proxy.

         All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to mark, date, sign, and mail the enclosed proxy in the envelope supplied, as soon as possible. At any time prior to the proxy being voted, it is revocable by written notice to QNB in accordance with the instructions set forth in the enclosed proxy statement, including by voting at the meeting in person. If you attend the annual meeting, you may withdraw your proxy before it is voted and then vote your shares in person.


By Order of the Board of Directors,

/S/CHARLES M. MEREDITH, III

Charles M. Meredith, III
Secretary

Quakertown, Pennsylvania
April 18, 2005

                                    QNB CORP.
                              15 NORTH THIRD STREET
                                  P.O. BOX 9005
                         QUAKERTOWN, PENNSYLVANIA 18951
                                 (215) 538-5600

                           ---------------------------

                                 PROXY STATEMENT


               2005 ANNUAL MEETING OF SHAREHOLDERS - MAY 17, 2005

       This proxy statement is being furnished to holders of the common stock, par value $0.625 per share, of QNB Corp. in connection with the solicitation of proxies by the Board of Directors for use at the 2005 Annual Meeting of Shareholders. The annual meeting will be held at the offices of The Quakertown National Bank at 320 West Broad Street, Quakertown, Pennsylvania 18951, on May 17, 2005 at 11:00 a.m., local time.

       As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the accompanying Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the judgment of the person or persons voting the proxy or the recommendation of the Board of Directors.

       The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB's common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and the Bank may solicit proxies personally, by telephone or other electronic means without additional compensation.

       These proxy materials are first being mailed to shareholders on or about April 18, 2005.


DATE, TIME AND PLACE OF MEETING

       The annual meeting will be held on Tuesday, May 17, 2005 at 11:00 a.m., local time, at the Bank's offices at 320 West Broad Street, Quakertown, Pennsylvania 18951.


OUTSTANDING SECURITIES; QUORUM; VOTING RIGHTS; AND RECORD DATE

       The close of business on April 1, 2005 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, QNB had issued and outstanding 3,100,302 shares of common stock.

       Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting.

       The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting.

         QNB's Bylaws and Pennsylvania law govern the vote needed to approve the proposals. Directors are elected by a plurality of the total votes cast. The affirmative vote of a majority of the votes cast must approve the amendment and restatement of the Corporation's Articles of Incorporation and the 2005 Stock Incentive Plan.

         Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not counted in determining whether the affirmative vote required for the approval of Proposals 1, 2 and 3 has been cast.


SOLICITATION OF PROXIES

       The Board of Directors is soliciting proxies for use at QNB's 2005 Annual Meeting of Shareholders.


VOTING AND REVOCABILITY OF PROXIES

       Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of QNB's nominees to the Board of Directors, and FOR the adoption of the proposed amendment and restatement of the Corporation's Articles of Incorporation, and FOR the adoption of the proposed 2005 Stock Incentive Plan. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted at the discretion of the proxy holders as to such matters upon the recommendation of the Board of Directors.

       A shareholder who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to Mr. Charles M. Meredith, III, Secretary of QNB, at the offices of QNB, at the address indicated on the previous page, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting in person after giving notice of the revocation.

                        SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth, as of April 1, 2005, the number of shares of common stock, par value $.0625 per share, beneficially owned by each current director and nominee for director, by each executive officer, and by all directors, nominees and executive officers of QNB and the Bank, as a group. Unless otherwise indicated, shares are held individually. The address for each person is 320 West Broad Street, P.O. Box 9005, Quakertown, Pennsylvania 18951.

                                                                Amount and Nature of            Percentage of
Name of Beneficial Owner                                      Beneficial Ownership (1)          Class (2) (3)
------------------------                                      ------------------------          -------------
Norman L. Baringer, Director                                         14,100 (4)                       *

Thomas J. Bisko, Director                                            48,078 (5)                     1.47%
   President/Chief Executive Officer (Corp. and Bank)

Kenneth F. Brown, Jr., Director                                     140,120 (6)                     4.29%

Heather J. Gossler, Senior Vice President/                           16,815 (7)                       *
   Sales and Branch Administration (Bank)

Dennis Helf, Director /Chairman of the Board                         15,422 (8)                       *

Bret H. Krevolin, Executive Vice President/                          31,055 (9)                       *
   Chief Financial Officer (Bank)
   Chief Financial Officer (Corp.)

Bryan S. Lebo, Senior Vice President/Senior                          29,152 (10)                      *
   Lending Officer (Bank)

G. Arden Link, Director                                               7,600 (11)                      *

Charles M. Meredith III, Director                                    81,644 (12)                    2.50%

Scott G. Orzehoski, Senior Vice President/                           16,951 (13)                      *
  Commercial Lending (Bank)

Anna Mae Papso, Director                                              1,000                           *

Gary S. Parzych, Director                                             8,709 (14)                      *

Henry L. Rosenberger, Director                                       33,872 (15)                    1.04%

Mary Ann Smith, Senior Vice President/                               34,879 (16)                    1.07%
   Chief Information Officer (Bank)

Edgar L. Stauffer, Director                                         100,462 (17)                    3.08%

Robert C. Werner, Executive Vice President/                          33,382 (18)                    1.02%
   Chief Operating Officer (Bank)
   Vice President (Corp.)

Current Directors, Nominee
   & Executive Officers
   as a Group (16 persons)                                          613,241                        18.78%

-----------------------
*  Less than 1.00%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities that the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after April 1, 2005. Beneficial ownership may be disclaimed as to certain of the securities.

(2)      Numbers are rounded-off to the nearest one-hundredth percent.

(3) Includes 95,212 immediately exercisable options in the aggregate and 70,300 options in the aggregate that become exercisable over time or that could be exercisable immediately upon a change of control of QNB by the named executive officers; thus, the percentages calculation is based upon an aggregate of 3,265,814 shares outstanding.

(4) Includes 6,028 shares owned jointly by Mr. Baringer with his wife, Nancy, and 3,320 shares held in her individual capacity.

(5) Includes 15,290 shares owned jointly by Mr. Bisko with his wife, Barbara, and 16,416 exercisable options and 11,800 options that become exercisable over time awarded under the Stock Incentive Plan.

(6) Includes 138,356 shares owned jointly by Mr. Brown with his wife, Pamela.

(7) Includes 1,273 shares owned jointly by Ms. Gossler with her husband, Barry; and 7,566 exercisable options and 7,900 options that become exercisable over time awarded under the Stock Incentive Plan.

(8)      Includes 13,658 shares owned jointly by Mr. Helf with his wife, Mary.

(9) Includes 4,389 shares owned jointly by Mr. Krevolin with his wife, Susan, and 15,916 exercisable options and 10,750 options that become exercisable over time awarded under the Stock Incentive Plan.

(10) Includes 1,914 shares owned jointly by Mr. Lebo with his wife, Elaine, and 15,916 exercisable options and 10,600 options that become exercisable over time awarded under the Stock Incentive Plan.

(11)     Includes 800 shares owned jointly by Mr. Link with his wife, Dorothy.

(12) Includes 11,112 shares owned jointly by Mr. Meredith with his wife, Elizabeth; 5,030 shares held in her individual capacity; and 3,738 shares held of record by Franklin & Meredith, Inc.

(13) Includes 7,566 exercisable options and 7,900 options that become exercisable over time awarded under the Stock Incentive Plan.

(14) Includes 2,438 shares owned by Mr. Parzych's wife, Karen, and 2,559 shares held of record by Eugene T. Parzych, Inc.

(15)     Includes 6,296 shares owned by Mr. Rosenberger's wife, Charlotte.

(16) Includes 1,788 shares owned jointly by Ms. Smith with her husband, Randall, and 15,916 exercisable options and 10,600 options that become exercisable over time awarded under the Stock Incentive Plan.

(17) Includes 65,034 shares owned jointly by Mr. Stauffer with his wife, Mary Blake, and 10,664 shares held in her individual capacity.

(18) Includes 6,716 shares owned jointly by Mr. Werner with his wife, Judith, and 15,916 exercisable options and 10,750 options that become exercisable over time awarded under the Stock Incentive Plan.

                       BENEFICIAL OWNERSHIP OF SECURITIES

       On April 1, 2005, 3,100,302 shares of common stock, par value $0.625 per share were issued, outstanding and entitled to vote. The following table sets forth the names of persons who, directly or indirectly, are known to QNB's management to be the beneficial owners (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934), of at least 5% of QNB's outstanding common stock as of April 1, 2005.

Name and Address of                     Number of Shares                  Percentage of
Beneficial Owner                            Owned (1)                       Class (2)
-------------------                     ----------------                  -------------

James C. Ebbert                                  259,368                      8.37%
303 Edgemont Avenue
Quakertown, PA  18951


(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after April 1, 2005. Beneficial ownership may be disclaimed as to certain of the securities.

(2)    Numbers are rounded off to the nearest one-hundredth percent.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


THE BOARD OF DIRECTORS

       QNB's Articles of Incorporation and Bylaws provide that the Board of Directors consists of ten members divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. The four directors currently constituting Class II have been nominated for re-election at the annual meeting. Directors in Class III and Class I will hold office until the 2006 and 2007 annual meetings, respectively.


THE NOMINEES

       At the annual meeting, four directors will be elected. Each director so elected will hold office until the 2008 Annual Meeting of Shareholders and until his or her successor in office is duly qualified and elected.

       To the extent given discretion, the persons named in the accompanying proxy intend to vote FOR each of the nominees listed below. Each nominee has consented to being nominated as a director and, as far as the Board of Directors and management of QNB are aware, will serve as a director if elected. In the event that any nominee should decline to serve or be unable to serve, the persons named as proxies may vote for the election of such person or persons as the Board of Directors recommends.

       Set forth on the following page, with respect to each director and director nominee, is his or her name, age, the time period served as a director and his other principal occupation(s) or employment and business affiliation(s) at present and during the last five years.


VOTING REQUIREMENTS

       The four director candidates are required to be elected by the affirmative vote of a majority of the outstanding shares on the record date. Votes may be cast in favor or withheld for any or all of the nominees.

       Abstentions and broker non-votes will neither be counted for nor against a nominee, but the shares represented by any abstention or broker non-vote will be considered present at the annual meeting for quorum purposes.


                                 RECOMMENDATION

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE NOMINEES BE ELECTED AS A CLASS II DIRECTOR.

CURRENT CLASS II DIRECTORS AND  NOMINEES FOR THREE YEAR TERM EXPIRING IN 2008

       KENNETH F. BROWN, JR.
       Age 49; President, McAdoo & Allen, Inc. (manufacturer of pigment dispersions and high performance coatings), Quakertown, PA from September 1989 to present; a Director of QNB and the Bank since 1993.

       ANNA MAE PAPSO
       Age 61; Retired, West Pharmaceutical Services, Inc. (manufacturer of specialized pharmaceutical packaging & medical device components), Lionville, PA-Corporate Vice President/Chief Financial Officer from 2000 to 2001 and prior thereto Vice President & Corporate Controller from 1989 to 2000; a Director of QNB and the Bank since October 2004.

       HENRY L. ROSENBERGER
       Age 59; President of Rosenberger Companies, Ltd. from 1998 to present; owns and operates Tussocks Edge Farms, President, Dock Woods Community, Inc. (retirement community) from January 1978 to December 2002; a Director of QNB and the Bank since 1984.

       EDGAR L. STAUFFER
       Age 67; Retired, Stauffer Manufacturing Corporation (manufacturer and importer of industrial work gloves and safety equipment), Red Hill, PA; a Director of the Bank since 1983; a Director of QNB since 1984.

CONTINUING DIRECTORS SERVING UNTIL 2006 (Class III Directors)

       DENNIS HELF
       Age 58; Registered Investment Advisor from 1995 to present; a Director of the Bank since January 1996; a Director of QNB since 1997.

       G. ARDEN LINK
       Age 65; Owner, Link Beverages, Inc.; a Director of the Bank since March 1997; a Director of QNB since December 2001.

       THOMAS J. BISKO
       Age 57; Chief Executive Officer of the Bank and QNB from March 1988 to present; President of the Bank from September 1985 to present; Treasurer of QNB from February 1986 to present; President of QNB from May 1986 to present; a Director of the Bank since 1985; a Director of QNB since 1986.

CONTINUING DIRECTORS SERVING UNTIL 2007 (Class I Directors)

       GARY S. PARZYCH
       Age 49; President, Eugene T. Parzych, Inc. (construction company), Trumbauersville, PA from 1980 to present; President, Finland Leasing Company, Inc. (real estate holding company), Trumbauersville, PA from June 1986 to present; Director of Quakertown Community School Board from January 1987 to present; a Director of QNB and the Bank since 1995.

       NORMAN L. BARINGER
       Age 74; Retired, Baringer Assoc. Inc. (insurance, real estate brokerage), Quakertown, PA; a Director of QNB and the Bank since 1992.

       CHARLES M. MEREDITH, III
       Age 69; Newspaper Columnist; Co-owner, Franklin & Meredith Inc. (commercial publisher), Quakertown, PA; Secretary of QNB and the Bank from April 1994 to present; a Director of the Bank since 1968; a Director of QNB since 1984.

                                   PROPOSAL 2

                              TO APPROVE AND ADOPT
            AMENDMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION



       The Board recently determined that it would be beneficial to the Corporation to undertake a general, comprehensive review of the Corporation's Articles and Bylaws in order to make sure that these charter documents implement corporate governance practices that are endorsed by the Board, are not inconsistent with one another and comport, on an overall basis, with the current corporate governance climate resulting from the enactment of the Sarbanes-Oxley Act of 2002. As a result of this comprehensive review, the Board believes that it is appropriate to amend and restate the Corporation's Articles of Incorporation to delete from the Articles of Incorporation topics that are more appropriately addressed in, and administered through, the Corporation's Bylaws and to also delete provisions that are extraneous. The amended and restated Articles of Incorporation are appended as Exhibit "A" to this proxy statement.

       Articles VII and XIII of the Corporation's Articles of Incorporation, relating to the board of directors (including number and classes, election and terms, and nominations) and indemnification, respectively, are proposed to be deleted. The Board of Directors has determined that these topics are best reserved to, and administered through, the Bylaws and, therefore, the Corporation proposes to delete Articles VII and XIII of the Articles of Incorporation. Deletion of these provisions from the Articles of Incorporation and inclusion of these topics in the Corporation's Bylaws will have the effect of permitting the Board of Directors to more easily amend and change these provisions from time to time, although the shareholders are also entitled to amend the Bylaws and can, therefore, by appropriate vote, undo any action taken by the Board of Directors.

       Article IX is proposed to be deleted because it references the application of a statutory provision that, by terms of the statute, already applies to the Corporation and is, therefore, unnecessary. In addition, Article XI, which is a list of the original incorporators of the Corporation, is similarly proposed to be deleted because, under Pennsylvania law, it is not required to be included in a Corporation's amended and restated articles of incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION.

                                   PROPOSAL 3

                              TO APPROVE AND ADOPT
                           2005 STOCK INCENTIVE PLAN


       On March 15, 2005, the Board of Directors adopted the Corporation's 2005 Stock Incentive Plan (the "Stock Incentive Plan") and reserved 200,000 shares of Common Stock for issuance under the Stock Incentive Plan. In addition, the Board of Directors recommended the Stock Incentive Plan be submitted to shareholders for their approval and adoption at the 2005 Annual Meeting of Shareholders.

       The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of capital stock of the Corporation in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation. The Stock Incentive Plan is designed to attract and retain individuals of outstanding ability as employees of the Corporation, to encourage employees to acquire a proprietary interest in the Corporation, to continue their employment with the Corporation and to render superior performance during such employment.

       The principal features of the Stock Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the Stock Incentive Plan, which is appended as Exhibit "B" to this Proxy Statement.

       The Stock Incentive Plan will be deemed effective as of the date the Stock Incentive Plan receives approval by the shareholders, and will continue in effect until all awards under the Stock Incentive Plan either have lapsed, been exercised, satisfied or cancelled according to the terms under the Stock Incentive Plan, or until March 15, 2015 (10 years). The shares of stock that may be issued under the Stock Incentive Plan shall not exceed in aggregate 200,000 shares of the Common Stock, as may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the Corporation's capital.

       The Stock Incentive Plan will be administered by a committee consisting of two or more non-employee directors (the "Committee") and, except as otherwise permitted by certain securities laws, who have not, during the year prior to commencing service on the Committee have been, nor will, while a member of the Committee, be granted any awards under the Stock Incentive Plan, or any other Stock Incentive Plan of the Corporation that provides for discretionary grants or awards. There are approximately 10 persons eligible to receive awards under the Stock Incentive Plan. These persons are senior officers and other management employees of the Corporation as determined by the Committee.

       A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the Stock Incentive Plan are discretionary. However, please refer to the tables "Summary Compensation Table" and "Option/SAR Grants in Last Fiscal Year" on pages 17 and 18 of this proxy statement, which set forth the grants made to the Corporation's chief executive officer and the other four most highly compensated executive officers in the last fiscal year.

AWARDS

       Awards made under the Stock Incentive Plan may be in the form of: (i) options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Code (referred to herein as "Incentive Options"); or
(ii) options which do not so qualify (referred to herein as "Non-Qualified Options"). Under the Stock Incentive Plan, awards are exercisable during a participant's lifetime only by the recipient and are not saleable, transferable or assignable by the participant except by will or pursuant to applicable laws of descent and distribution. Generally, awards may be exercised in whole or in part. Funds received by the Corporation from the exercise of any award shall be used for its general corporate purposes. The Committee may permit an acceleration of previously established exercise terms of any award as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate, including, but not limited to, upon a change in control of the Corporation (as defined in the Stock Incentive Plan).

QUALIFIED OPTIONS

       Qualified Options may not be awarded under the Stock Incentive Plan more than ten (10) years after the earlier of the date the Stock Incentive Plan is adopted by the Board of Directors or the date on which the Stock Incentive Plan is approved by the shareholders. Qualified Options are only exercisable, at a minimum, beginning six months after the date of the award and may not be exercised after the expiration of five (5) years from the date of the award. The purchase price of the stock subject to any Qualified Option, as determined by the Committee, may not be less than the stock's fair market value (as defined in the Stock Incentive Plan) at the time the option is awarded or less than its par value. If the recipient of a Qualified Option ceases to be employed by the Corporation, or subsidiary thereof, the Committee may permit the recipient to exercise such option during its remaining term for a period of not more than three (3) months. This period may be extended to a 12 month period if such employment cessation was due to recipient's disability, as defined in the Stock Incentive Plan. If a recipient ceases to be employed by the Corporation, or a subsidiary thereof, due to his or her death, the Committee may permit the recipient's qualified personal representatives or any persons who acquire the options pursuant to his or her will or the laws of the descent and distribution, to exercise such option during its remaining term for a period not to exceed 12 months after the recipient's death to the extent that the option was then and remains exercisable.


NON-QUALIFIED OPTIONS

       Similar to Qualified Options, Non-Qualified Options are only exercisable, at a minimum, beginning of six (6) months after the date of the award and may not be exercised after the expiration of five (5) years from the date of the award. If a recipient of a Non-Qualified Option ceases to be eligible under the Stock Incentive Plan before the option lapses or before it is fully exercised, the Committee may permit the recipient to exercise the option during its remaining term to the extent that the option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee. The purchase price of a share of stock pursuant to a Non-Qualified Option, as determined by the Committee, shall not be less than the stock's fair market value (as defined in the Stock Incentive Plan) at the time such option is awarded.


FEDERAL TAX CONSEQUENCES

       An employee who receives the Qualified Options will not recognize taxable income on the grant or the exercise of the option. If the stock acquired by the exercise of a Qualified Option is held until the later of: (i) two (2) years from the date of the grant, and (ii) one (1) year from the date of exercise, any gain (or loss) recognized on the sale or exchange of the stock will be treated as long-term capital gain (or loss), and the Corporation will not be entitled to any income tax deduction. If stock acquired on exercise of a Qualified Option is sold or exchanged before the expiration of the required holding period, the employee will recognize ordinary income in the year of disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the stock on the date of exercise, or the selling price. In the event of a disqualifying disposition, the Corporation will be entitled to an income tax deduction in the year of such disposition in an amount equal to the amount of ordinary income recognized by the employee.

       An employee who receives a Non-Qualified Option will not recognize taxable income on the grant of the option, however, upon the exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of ordinary income recognized by the employee. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested Non-Qualified Option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain or loss depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any Non-Qualified Option will be equal to the sum of the exercise price of such Non-Qualified Option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

       The foregoing tax discussion is intended as a summary only and the federal income tax consequences to any person who participated in the Stock Incentive Plan and to the Corporation may vary from those described above, depending upon individual actions and circumstances.

       The Board of Directors may amend the Stock Incentive Plan at any time without shareholder approval; provided, however, that the Board of Directors may not alter or impair any rights or obligations under any award previously granted and subject to the requirements under applicable law.

       The Stock Incentive Plan will terminate upon the earlier of the Board's adoption of a resolution terminating the Stock Incentive Plan or 10 years from the date the Stock Incentive Plan is approved and adopted by the shareholders of the Corporation.

       The Board of Directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

                  RESOLVED, that the 2005 Stock Incentive Plan, the text of which is set forth in full and in its entirety in the Proxy Statement for the 2005 Annual Meeting of Shareholders, as Exhibit "B", is hereby approved, adopted, ratified and confirmed by the shareholders of the Corporation.

       Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify to the contrary on their proxies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN.

                            GOVERNANCE OF THE COMPANY

         Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market, and SEC regulations, as well as best practices suggested by recognized governance authorities.

       Currently, our Board of Directors has 10 members. Under the rules adopted by the Securities and Exchange Commission for independence, Norman L. Baringer, Dennis Helf, G. Arden Link, Charles M. Meredith, III, Anna Mae Papso, Gary S. Parzych, Henry L. Rosenberger and Edgar L. Stauffer, meet the standards for independence. This constitutes more than a majority of our Board of Directors.


CODE OF ETHICS

         We have adopted a Code of Ethics for directors, officers and employees of QNB. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on our website at www.qnb.com.


     MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF QNB AND THE BANK

         Set forth below is a list of each of our current board members and our current Board committee members. The respective chairman of each of the Board committees is also noted below. Each current director of QNB is also a current member of the Bank's Board of Directors.

------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
BOARD MEMBER                     BOARD     AUDIT      COMPENSATION      EXECUTIVE      LOAN         NOMINATING        TRUST
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Norman L. Baringer                 X          X             X
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Thomas J. Bisko                    X                                        C
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Kenneth F. Brown, Jr.              X                                        X            X              C
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Dennis Helf                        C                        X               X            C                              C
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
G. Arden Link                      X          X(1)                                                       X
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Charles M. Meredith, III           X          X             X               X
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Anna Mae Papso                     X          X(2)
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Gary S. Parzych                    X                                                     X                              X
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Henry L. Rosenberger               X          C             X                                           X
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Edgar L Stauffer                   X          X(3)          C               X                           X               X
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------
Meetings Held in 2004              13        5              1               1           17              1               5
------------------------------- --------- --------- ------------------ ------------- ---------- ------------------- -----------

C - Chairman
(1) Member of the Audit Committee until May, 2004.
(2) Member of the Audit Committee beginning October, 2004.
(3) Member of the Audit Committee beginning May, 2004.

       Both QNB's and the Bank's Board of Directors met 13 times in 2004. All current directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held for the period for which he or she has been a director) and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

       QNB has no specific policy requiring directors to attend the Annual Meeting of Shareholders, however, director attendance is strongly encouraged. All members of the Board of Directors were present at the 2004 Annual Meeting of

Shareholders. It is anticipated that all members of the Board of Directors will be attending the 2005 Annual Meeting of Shareholders.

       QNB's Board of Directors established and maintains the following committees, among others:

       AUDIT COMMITTEE. The Audit Committee recommends the engagement and dismissal of the independent certified public accountants, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by state and federal bank regulatory examiners are also reviewed by the Audit Committee. The Audit Committee also reviews all SEC filings and earnings press releases. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

       The Board of Directors has determined that Anna Mae Papso meets the requirements adopted by the Securities and Exchange Commission and Nasdaq Stock Market for qualification as an Audit Committee financial expert. Ms. Papso has past employment experience as a Corporate Vice President/Chief Financial Officer providing her with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules and SEC reporting. An Audit Committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of Audit Committee functions.

       The identification of a person as an Audit Committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an Audit Committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Additionally, a person who is determined to be an Audit Committee financial expert will not be deemed an "expert" for purposes of Section 11 of the Securities Act of 1933.

       The Bank also has a standing Audit Committee which performs the same functions as QNB's Audit Committee. All members of both committees are non-executives and independent pursuant to the rules adopted by the Securities and Exchange Commission and the corporate governance standards promulgated by the NASDAQ Stock Market. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from QNB. Applying these standards, the Board of Directors has determined that all of the directors on the Audit Committee are independent. The members of QNB's and the Bank's Audit Committee are Directors Baringer, Meredith, Papso, Rosenberger and Stauffer. The Audit Committee of QNB and the Bank met five times in 2004.

       The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at WWW.QNB.COM.

       The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting to the Audit Committee. The policy is also available on our website at www.qnb.com.

       COMPENSATION COMMITTEE. The Compensation Committee's primary function is to review and determine the compensation of present and proposed senior members of QNB's management. In addition, the committee reviews the general guidelines on compensation for all employees. The Board of Directors has determined that all of the directors serving on the Compensation Committee are independent for the purposes of the rules adopted by the Securities and Exchange Commission. The members of the Compensation Committee are Directors Baringer, Helf, Meredith, Rosenberger, and Stauffer. The Compensation Committee met one time in 2004.

       EXECUTIVE COMMITTEE. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in QNB's Bylaws. The members of the Executive Committee are Directors Bisko, Brown, Helf, Meredith and Stauffer. The Executive Committee met one time in 2004.

       BOARD LOAN COMMITTEE. The Board Loan Committee's primary function is to review and approve loan relationships where the total exposure exceeds certain designated thresholds. The members of the Board Loan Committee are Directors Brown, Helf and Parzych. In the event they are unable to attend, alternate directors are requested to attend. The Board Loan Committee met 17 times in 2004.

       NOMINATING COMMITTEE. The Board of Directors has determined that all of the directors serving on the Nominating Committee, except Director Brown, are independent for the purposes of the rules adopted by the Securities and Exchange Commission and the corporate governance standards promulgated by the NASDAQ Stock Market. The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Company and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give due consideration to any and all such candidates. If a shareholder wishes to recommend a director candidate, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Company's offices at P.O. Box 9005, Quakertown, PA 18951. The Nominating Committee intends to develop a process for identifying and evaluating all nominees for director, including any recommended by shareholders, and minimum requirements for nomination. In addition, the Nominating Committee does not have a formal charter. Members of the Nominating Committee include Directors Brown, Link, Rosenberger and Stauffer. The Nominating Committee met one time in 2004.

       TRUST COMMITTEE. The Trust Committee's responsibilities include the review of the operations, investment selection and investment performance of The Trust Company of Lehigh Valley, as well as oversee the activities of the Investment Center. The members of the Trust Committee are Directors Helf, Parzych and Stauffer. The Trust Committee met five times in 2004.


                     COMPENSATION OF THE BOARD OF DIRECTORS

       Each director of QNB is also a member of the Bank's Board of Directors. During 2004, directors, with the exception of those who are full-time employees of QNB or the Bank, received an annual fee of $5,500. The Chairman of the Board received additional compensation of $10,000 and the Corporate Secretary received an additional $2,000. In addition, each director received a fee of $450 for each Bank Board meeting attended. Directors are not reimbursed for QNB Board meetings. Members of the committees of the Board of Directors also received $175 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting.

                             AUDIT COMMITTEE REPORT

       Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, QNB's Audit Committee submits the following report:

AUDIT COMMITTEE REPORT TO BOARD OF DIRECTORS

         The Audit Committee oversees QNB's financial reporting process on behalf of the Board of Directors. In that connection, the committee, along with the Board of Directors, has formally adopted an Audit Committee Charter setting forth its responsibilities. In addition, appropriate policies have been established to further strengthen disclosure procedures required under the Sarbanes-Oxley Act of 2002.

         Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         In the discharge of its responsibilities, the Audit Committee has reviewed and discussed the Corporation's audited financial statements for fiscal 2004 with management and the independent registered public accounting firm. In addition, the Audit Committee has discussed with the independent registered public accounting firm matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of the Corporation's financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees.

         The Audit Committee has considered the compatibility of the provision of non-audit services with the independent registered public accounting firm's maintenance of independence and has received from the independent registered public accounting firm written disclosures and a letter concerning the independent registered public accounting firm's independence from the Corporation, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

         The committee discussed with QNB's internal and independent registered public accounting firm the overall scope and plans for their respective audits. The committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of QNB's internal controls and the overall quality of QNB's financial reporting.

         In reliance on the reviews and discussion referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The committee and the Board of Directors have also approved the selection of S. R. Snodgrass, A.C. as QNB's independent registered public accounting firm for 2005.

                                      Respectfully submitted,
                                      THE AUDIT COMMITTEE

                                      Henry L. Rosenberger, Chairman
                                      Norman L. Baringer
                                      Charles M. Meredith, III
                                      Anna Mae Papso
                                      Edgar L. Stauffer

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $5,000. None of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described below was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.


APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2004

         On August 16, 2004, QNB Corp. (QNB) retained S.R. Snodgrass, A.C. (Snodgrass) as its new independent accountants to audit QNB's financial statements for the fiscal year ended December 31, 2004. KPMG LLP (KPMG) was dismissed on August 16, 2004. The decision to change independent accountants was recommended and approved by the Audit Committee of QNB.

         During each of the fiscal years ended December 31, 2002 and 2003, none of KPMG's reports on the financial statements of QNB contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle and there were no disagreements between QNB and KPMG on any matter of accounting principles and practices, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreement in connection with its reports. There were no "reportable events" as that term is defined in Item 304
(a) (1) (v) of Regulation S-K occurring within QNB in the two most recent fiscal years.

         During QNB's two most recent fiscal years, QNB has not consulted with Snodgrass regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.


AUDIT FEES, AUDIT RELATED FEES, TAX FEES, AND ALL OTHER FEES

         Aggregate fees billed to QNB by KPMG LLP and S.R. Snodgrass, A.C. for services rendered are presented below. Fees for 2003 were all billed to QNB by KPMG. The total amount of fees billed by S.R. Snodgrass, A.C. for 2004 was $86,025. The total amount of fees billed by KPMG LLP for 2004 was $62,050.

                                                       2004             2003
                                                 -------------------------------
        Audit fees                                   $112,575          $88,800
        Audit related fees                             19,200            8,500
            Audit and audit related fees              131,775           97,300
        Tax fees                                       16,300           12,665
        All other fees                                      -                -
                                                 ------------------------------
        Total fees                                   $148,075         $109,965

         AUDIT FEES include fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of financial statements included in QNB Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements. For 2004, billings from S.R. Snodgrass, A.C. were $79,525 and billings from KPMG LLP were $33,050.

          AUDIT RELATED FEES include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the registrants financial statements and are not reported under the Audit Fees section of the table above. These services include audits of financial statements of certain employee benefit plans. For 2004, billings from S.R. Snodgrass, A.C. were $6,500 and billings from KPMG LLP were $12,700.

         TAX FEES include fees billed for professional services rendered by KPMG LLP for tax consultation and tax compliance services.

          ALL OTHER FEES include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

         The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining the independence of KPMG LLP's and S.R. Snodgrass, A.C.'s independence.

          A representative of Snodgrass is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.


                             EXECUTIVE COMPENSATION

       Since the formation of QNB in 1984, none of its executive officers have received any separate compensation from QNB. All compensation is paid by the Bank. Thomas J. Bisko, Robert C. Werner, and Bret H. Krevolin are the only executive officers of QNB that are also executive officers of the Bank. The following information is furnished concerning the chief executive officer and each of the most highly compensated named executive officers of QNB or the Bank whose aggregate remuneration from the Bank exceeded $100,000 during the fiscal years ended December 31, 2004, 2003 and 2002.

                                                      SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                        -------------------                   ----------------------
                                                                          AWARDS                  PAY-OUTS
                                                                          ------                  --------
                                                              OTHER     RESTRICTED                           ALL OTHER
                                                              ANNUAL       STOCK      OPTIONS/                COMPEN-
                                       SALARY      BONUS     COMPEN-      AWARDS        SARS      PAY-OUTS     SATION
NAME AND POSITION              YEAR    ($) (1)      ($)       SATION        ($)          (#)         ($)         ($)
------------------------------------------------------------------------------------------------------------------------------------

Thomas J. Bisko               2004     $222,075    $22,208      $0          $0          2,800        $0         $16,844  (2)
President and                 2003     $218,082    $21,808      $0          $0          6,000        $0         $16,904  (2)
Chief Executive Officer       2002     $198,588    $19,859      $0          $0          6,000        $0         $15,430  (2)

Robert C. Werner              2004     $154,350    $15,435      $0          $0          2,500        $0         $12,348  (3)
Executive Vice President      2003     $152,654    $15,265      $0          $0          5,500        $0         $12,212  (3)
Chief Operating Officer       2002     $138,176    $13,818      $0          $0          5,500        $0         $11,054  (3)

Bret H. Krevolin              2004     $141,750    $14,175      $0          $0          2,500        $0         $11,945  (4)
Executive Vice President      2003     $140,192    $14,019      $0          $0          5,500        $0         $11,810  (4)
Chief Financial Officer       2002     $127,215    $12,722      $0          $0          5,500        $0         $10,782  (4)

Bryan S. Lebo                 2004     $122,304    $12,230      $0          $0          2,500        $0         $10,389  (5)
Senior Vice President         2003     $121,538    $12,154      $0          $0          5,500        $0         $10,328  (5)
Senior Lending Officer        2002     $112,266    $11,227      $0          $0          5,500        $0          $9,586  (5)

Mary Ann Smith                2004     $118,398    $11,840      $0          $0          2,500        $0         $10,077  (6)
Senior Vice President         2003     $118,223    $11,822      $0          $0          5,500        $0         $10,063  (6)
Chief Information Officer     2002     $109,203    $10,920      $0          $0          5,500        $0          $9,341  (6)

(1)   Salary for 2003 includes 27 pay periods while salary for 2004 and 2002 includes 26 pay periods.

(2)   Includes the Bank's contributions on behalf of Mr. Bisko to the Retirement Savings Plan of $16,844, $16,904, and
      $15,430 for 2004, 2003 and 2002, respectively.

(3)   Includes the Bank's contributions on behalf of Mr. Werner to the Retirement Savings Plan of $12,348, $12,212, and
      $11,054 for 2004, 2003 and 2002, respectively.

(4)   Includes the Bank's contributions on behalf of Mr. Krevolin to the Retirement Savings Plan of $11,385, $11,260,
      and $10,222 for 2004, 2003 and 2002, respectively and payments of $560 for each of the three years for declining coverage under the bank's health benefits plan.

(5)   Includes the Bank's contributions on behalf of Mr. Lebo to the Retirement Savings Plan of $9,829, $9,768, and
      $9,026 for 2004, 2003 and 2002, respectively and payments of $560 for each of the three years for declining coverage under the bank's health benefits plan.

(6)   Includes the Bank's contributions on behalf of Ms. Smith to the Retirement Savings Plan of $9,517, $9,503, and
      $8,781 for 2004, 2003, and 2002, respectively and payments of $560 for each of the three years for declining coverage under the bank's health benefits plan..


STOCK OPTION GRANTS FOR 2004

       The following table reflects grants of stock options to Mr. Bisko, Mr. Werner, Mr. Krevolin, Mr. Lebo and Ms. Smith in fiscal year 2004.

                                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)
                                                                                                   POTENTIAL
                                                % OF TOTAL                                      REALIZABLE VALUE
                                                  OPTIONS                                          AT ASSUMED
                                                GRANTED TO      EXERCISE                        ANNUAL RATES OF
                                   OPTIONS       EMPLOYEES       OR BASE                       STOCK APPRECIATION
                                   GRANTED    IN FISCAL YEAR      PRICE       EXPIRATION      FOR OPTION TERM (2)
NAME                                 (#)                        ($/SHARE)        DATE              5%           10%
                                                                                                  ($)          ($)
--------------------------------------------------------------------------------------------------------------------------
Thomas J. Bisko                     2,800          14.0%         $33.25       04/27/2014      $58,540     $148,346

Robert C. Werner                    2,500          12.5%         $33.25       04/27/2014      $52,268     $132,452

Bret H. Krevolin                    2,500          12.5%         $33.25       04/27/2014      $52,268     $132,452

Bryan S. Lebo                       2,500          12.5%         $33.25       04/27/2014      $52,268     $132,452

Mary Ann Smith                      2,500          12.5%         $33.25       04/27/2014      $52,268     $132,452

 (1)  Options granted were incentive stock options pursuant to the 1998 Stock Option Plan. The options granted vest and become exercisable after the third anniversary of their grant date.

(2)   In order to realize the potential value of the stock options, QNB's common stock would be approximately
      $54.16 and $86.24 at a 5% and 10% appreciation rate, respectively. The dollar amounts under these columns are the result of calculations at the 5% and the 10% annualized rates set by the Securities and Exchange
      Commission and therefore are not intended to forecast possible future appreciation, if any, of QNB's common stock price.


AGGREGATE OPTION EXERCISES AND OPTION VALUES

       The following table provides information as to stock options exercised by Mr. Bisko, Mr. Werner, Mr. Krevolin, Mr. Lebo and Ms. Smith in 2004 and the value of stock options held by each officer at year-end 2004 measured in terms of the $32.50 closing bid price of QNB's common stock on December 31, 2004. Some stock options are immediately exercisable while others become exercisable over time.

                                  AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR-END STOCK OPTION VALUES

                                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                               SHARES                            UNDERLYING UNEXERCISED                 IN-THE-MONEY
                             ACQUIRED ON         VALUE             OPTIONS AT 12/31/04               OPTIONS AT 12/31/04
                              EXERCISE         REALIZED        (EXERCISABLE/UNEXERCISABLE)       (EXERCISABLE/UNEXERCISABLE)
NAME                             (#)              ($)                      (#)                               ($)
---------------------------------------------------------------------------------------------------------------------------------
Thomas J. Bisko                   0             $0                    10,416/14,800                 $188,760/$173,250

Robert C. Werner                  0             $0                    10,416/13,500                 $188,760/$158,813

Bret H. Krevolin                  0             $0                    10,416/13,500                 $188,760/$158,813

Bryan S. Lebo                     0             $0                    10,416/13,500                 $188,760/$158,813

Mary Ann Smith                    0             $0                    10,416/13,500                 $188,760/$158,813

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table summarizes our equity compensation plan information as of December 31, 2004. Information is included for both equity compensation plans approved by QNB shareholders and equity compensation plans not approved by QNB shareholders.

-------------------------------------------------- ----------------------- --------------------- -------------------------
                                                                                                   NUMBER OF SHARES
                                                                                                 AVAILABLE FOR FUTURE
                                                    NUMBER OF SHARES TO    WEIGHTED-AVERAGE      ISSUANCE UNDER EQUITY
                                                       BE ISSUED UPON      EXERCISE PRICE OF      COMPENSATION PLANS
                                                        EXERCISE OF           OUTSTANDING       (EXCLUDING SECURITIES
                                                    OUTSTANDING OPTIONS,   OPTIONS, WARRANTS     REFLECTED IN COLUMN
                  PLAN CATEGORY                     WARRANTS AND RIGHTS       AND RIGHTS                  (A))

-------------------------------------------------- ----------------------- --------------------- -------------------------
                                                             (A)                 (B)                       (C)
-------------------------------------------------- ----------------------- --------------------- -------------------------
Equity compensation plans approved by
QNB Corp. shareholders

1998 Stock Option Plan                                        182,392              $18.03                 28,836
2001 Employee Stock Purchase Plan                                   -                   -                 30,888
-------------------------------------------------- ----------------------- --------------------- -------------------------
Equity compensation plans not approved by QNB
Corp. shareholders

None                                                                -                   -                      -
-------------------------------------------------- ----------------------- --------------------- -------------------------
TOTALS                                                         182,392              $18.03                 59,724
-------------------------------------------------- ----------------------- --------------------- -------------------------


EMPLOYMENT AGREEMENTS

       On September 2, 1986, as amended on April 3, 2002, QNB and Mr. Bisko entered into an employment agreement for a term of 27 years, commencing immediately and terminating on December 31, 2013 provided however, that the employment agreement may be terminated by either party upon three years' prior written notice. Under the terms of the employment agreement, Mr. Bisko is to be employed as the President of the Bank and to render services as may be reasonably required of him from time to time by the Board of Directors. Mr. Bisko may be discharged at any time for just and proper cause, except that, following a change of control of QNB (which is defined as any one person or group obtaining voting control of 25% or more of QNB's outstanding common stock), Mr. Bisko's employment may only be terminated if he materially breaches his obligations under the employment agreement, fails or refuses to comply with the proper and reasonable written policies of the Board of Directors, or is convicted of a felony. If Mr. Bisko's employment is terminated for reasons other than, among others, discharge for cause, a change in control of QNB, or death or disability, Mr. Bisko is entitled to receive a lump sum severance payment equal to 2.99 times his then current base salary. If Mr. Bisko were terminated at the minimum base salary of $234,845 as of January 1, 2005, he would be entitled to receive a maximum lump sum payment equal to $702,187. Such a provision may be deemed to be "anti-takeover" in nature inasmuch as it may discourage a potential acquiror who may desire to replace Mr. Bisko with a new president. In the event of Mr. Bisko's death or disability, QNB shall pay either to Mr. Bisko, his estate, or his designated beneficiary, an amount equal to his then current base salary in twelve equal monthly installments, which amounts may be reduced based upon the receipt of any life or disability insurance proceeds from policies maintained by and at the expense of QNB.

CHANGE OF CONTROL AGREEMENTS

        On July 18, 2000, QNB and the Bank entered into change of control agreements with Bret H. Krevolin, Executive Vice President and Chief Financial Officer of the Bank, and Robert C. Werner, Executive Vice President and Chief Operating Officer of the Bank. These agreements provide certain benefits to Mr. Krevolin and Mr. Werner in the event of a change of control of QNB or the Bank. The agreements become operative only if Mr. Krevolin and Mr. Werner are employees of QNB and the Bank upon a change in control of QNB or the Bank, as defined in the agreement. The agreements specify payments to Mr. Krevolin and Mr. Werner upon their termination on or before the three year anniversary of the date of the change of control in an amount equal to the product of the average aggregate annual compensation paid by QNB and the Bank to the respective executive which is includable in the executive's gross income for Federal income tax purposes during the five calendar years preceding the taxable year in which the date of the termination occurs, multiplied by two.


            COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

       QNB's Board of Directors is responsible for the governance of QNB and its subsidiary. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of QNB's shareholders, customers and the communities served by QNB and its subsidiary. To accomplish QNB's strategic goals and objectives, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish QNB's strategic mission.

       The fundamental philosophy of QNB's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a compensation committee comprised of five outside directors who are listed below. The objective of the committee is to establish a fair compensation policy to govern all salaries in order to attract and motivate competent, dedicated and ambitious employees whose efforts will enhance the products and services of QNB, the results of which may include improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of QNB shares. While general guidelines are provided for all employees, the compensation committee makes specific recommendations for Mr. Bisko.

       Mr. Bisko's compensation is reviewed and approved annually by the Board of Directors. As a guideline for determining Mr. Bisko's salary, the committee reviews information provided by a human resource consultant, engaged by the compensation committee, who compares salaries of Pennsylvania financial institutions operating within QNB's general market area. The compensation committee focuses on the survey data for peer financial institutions operating in Southeastern Pennsylvania. Pennsylvania peer group banks have been used because of common industry issues and competition for the same executive talent group.


CHIEF EXECUTIVE OFFICER COMPENSATION

       Mr. Bisko's base salary is $234,845 for 2005, subject to an annual review and adjustment. Mr. Bisko's base pay is determined annually by the compensation committee. In addition, Mr. Bisko is eligible to receive a cash bonus, in each of the next two years, equivalent to 5% to 10% of his salary based on QNB increasing its earnings per share at an average rate of 7.5% to 10%. The bonus percentage increases by 1% for each .5% increase in earnings per share up to a maximum of 10%. For 2004, Mr. Bisko received a bonus of $22,208 for the successful achievement of the plan.

       The Bank provides Mr. Bisko, for the benefit of his named beneficiary, with a salary continuation agreement. In the event of Mr. Bisko's death, the agreement provides his beneficiary with monthly income for 180 consecutive months. The agreement is enforceable only while Mr. Bisko remains employed by the Bank. If Mr. Bisko's employment is terminated for any reason other than death, all rights under the agreement will be terminated. The benefits are funded through an insurance policy with the cost limited to the annual premium on the policy. Mr. Bisko is also reimbursed for all reasonable and necessary expenses related to his duties.

       The Bank provides Mr. Bisko with a membership to a country club. Mr. Bisko is also reimbursed for the cost of all business related meals at the club. Mr. Bisko is not reimbursed for any personal meals at the country club.

                                        Respectfully submitted,
                                        THE COMPENSATION COMMITTEE

                                        Edgar L. Stauffer, Chairman
                                        Norman L. Baringer
                                        Henry L. Rosenberger
                                        Charles M. Meredith, III
                                        Dennis Helf


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee makes recommendation to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Bisko. The Compensation Committee is composed entirely of the following five independent outside directors: Messrs. Stauffer, Baringer, Rosenberger, Meredith and Helf. No member of the Compensation Committee during fiscal year 2004 was an officer or employee of the Corporation or any of its subsidiaries or was formerly an officer of the Corporation or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure by the Corporation under the proxy rules promulgated under the Securities and Exchange Act of 1934.


                              STOCK INCENTIVE PLAN

       QNB maintains a stock option plan, the 1998 Plan, administered by QNB's Compensation Committee. The committee determines, among other things, the employees to whom awards are granted, the type of awards, and the amount, size, timing and terms of such awards.

       The 1998 Plan provides for the granting of either non-qualified stock options or incentive stock options. The exercise price of an option is the fair market value of QNB's common stock at the date of grant as defined in the plan. Participation in the 1998 Plan is limited to those full-time officers and other key executive employees of QNB or the Bank who are in positions in which their decisions, actions, and counsel have a significant impact upon QNB's profitability and success. QNB directors who are not otherwise full-time officers or employees of QNB or the Bank are not eligible to participate in the 1998 Plan.

       The 1998 Plan authorizes the issuance of 220,500 shares, as adjusted. The time periods by which any option is exercisable under the plan is determined by the committee but may not commence before the expiration of six months or continue beyond the expiration of ten years after the date the option is awarded. As of April 1, 2005, 216,558 options were granted, 200,168 options were outstanding and 6,176 shares have been issued under the 1998 Plan.

                          EMPLOYEE STOCK PURCHASE PLAN

       QNB's 2001 Employee Stock Purchase Plan offers eligible employees an opportunity to purchase from QNB shares of its common stock at a 10% discount from the lesser of fair market value on the first or last day of each offering period. The offering periods are June 1st through November 30th and December 1st through May 31st. The plan authorizes the issuance of 42,000 shares, as adjusted. As of April 1, 2005, 11,112 shares were issued under the plan. This plan expires by its terms on June 1, 2006.





                             STOCK PERFORMANCE GRAPH

Set forth on the following page is a performance graph comparing the yearly cumulative total shareholder return on QNB's common stock with:

     o the yearly cumulative total shareholder return on stocks included in the NASDAQ Market Index, a broad market index,

     o the yearly cumulative total shareholder return on the SNL $250M to $500M Bank Index, a group encompassing 76 publicly traded banking companies trading on the NYSE, AMEX, or NASDAQ with assets between $250 million and $500 million,

     o the yearly cumulative total shareholder return on the SNL $500M to $1B Bank Index, a group encompassing 113 publicly traded banking companies trading on the NYSE, AMEX, or NASDAQ with assets between $500 million and $1 billion,

     o the yearly cumulative total shareholder return on the SNL Mid-Atlantic Bank Index, a group encompassing 104 publicly traded banking companies trading on the NYSE, AMEX, or NASDAQ headquartered in Delaware, District of Columbia, Maryland, New Jersey, New York, Pennsylvania, and Puerto Rico.

       All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

       The SNL $500M to $1B Bank Index was added as a result of the increase in QNB's asset size. The SNL Mid-Atlantic Bank Index was added to give a geographical peer group.

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN QNB CORP., SNL $250M - $1B BANK INDEX & NASDAQ MARKET INDEX

                                [GRAPHIC OMITTED]

------------------------------------------------------------------------------------------------------------------
                                                                         PERIOD ENDING
------------------------------------------------------------------------------------------------------------------
INDEX                                           12/31/99   12/31/00    12/31/01   12/31/02    12/31/03   12/31/04
------------------------------------------------------------------------------------------------------------------
QNB Corp.                                         100.00     106.76      131.77     186.83      289.55     287.60
------------------------------------------------------------------------------------------------------------------
NASDAQ - Composite                                100.00      60.82       48.16      33.11       49.93      54.49
------------------------------------------------------------------------------------------------------------------
SNL $250M-$500M Bank Index                        100.00      96.28      136.80     176.39      254.86     289.27
------------------------------------------------------------------------------------------------------------------
SNL $500M-$1B Bank Index                          100.00      95.72      124.18     158.54      228.61     259.07
------------------------------------------------------------------------------------------------------------------
SNL Mid-Atlantic Bank Index                       100.00     122.55      115.49      88.82      126.29     133.75
------------------------------------------------------------------------------------------------------------------
Source:  SNL Financial LC, Charlottesville, VA

                    EXECUTIVE OFFICERS OF QNB AND/OR THE BANK

       The following list sets forth the names of the executive officers of QNB, and other significant employees of the Bank, their respective ages, positions held, recent business experience with QNB and the Bank, and the period they have served in their respective capacities.

THOMAS J. BISKO
Age 57; Chief Executive Officer of QNB and the Bank from March 1988 to present; President of QNB from May 1986 to present; Treasurer of QNB from February 1986 to present; President of the Bank from September 1985 to present.

ROBERT C. WERNER
Age 47; Vice President of QNB from October 1988 to present; Executive Vice President/Chief Operating Officer of the Bank from January 1994 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1989 to December 1993.

BRET H. KREVOLIN
Age 42; Chief Financial Officer of QNB from May 2003 to present; Chief Accounting Officer of QNB from January 1992 to present; Executive Vice President/Chief Financial Officer of the Bank from January 2000 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1995 to December 1999; Vice President/Controller of the Bank from August 1989 to December 1994.

BRYAN S. LEBO
Age 48; Senior Vice President/Senior Lending Officer of the Bank from January 1995 to present.

MARY ANN SMITH
Age 51; Senior Vice President/Chief Information Officer of the Bank from January 1999 to present; Senior Vice President/Operations of the Bank from January 1995 to December 1998; Vice President/Operations of the Bank from January 1988 to December 1994.

HEATHER J. GOSSLER
Age 41; Senior Vice President/Sales and Branch Administration of the Bank from January 2002 to present; Vice President/Branch Administration of the Bank from May 1995 to December 2001.

SCOTT G. ORZEHOSKI
Age 39; Senior Vice President/Commercial Lending Officer of the Bank from January 2002 to present; Vice President/Commercial Lending Officer of the Bank from August 1997 to December 2001; Assistant Vice President/Commercial Lending Officer of the Bank from February 1996 to July 1997.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       QNB and the Bank have not entered into any material transactions, proposed or consummated, with any director or executive officer, or any 5% security holder, of QNB or the Bank, or any associate of the foregoing persons, with the exception of that disclosed below. QNB and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of QNB and the Bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other bank customers.

       Total loans outstanding from the Bank at December 31, 2004, to QNB's and the Bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $1,435,000, or approximately 3.4% of the bank's total equity capital. The Bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2005, to the above described group was $1,470,000.

       On July 21, 2004, QNB Corp.'s wholly owned subsidiary, The Quakertown National Bank (the "Bank"), entered into an agreement with a director of QNB Corp. for the purchase by the Bank of a two story building for a purchase price of $600,000. The price was supported by an independent third party appraisal. Management of QNB Corp. and the Bank believe that the transaction reflects arm's-length, negotiated terms. The Bank intends to use the acquired property for additional office space.


                           SHAREHOLDER COMMUNICATIONS

       The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by QNB from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.


                      NOMINATIONS AND SHAREHOLDER PROPOSALS

       Nominations for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the President of QNB, not less than 14 days or more than 50 days prior to any shareholder meeting called for the election of directors, provided however, that if less than 21 days notice of the meeting is given to shareholders, the nomination shall be mailed or delivered to the President of QNB not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed. The notification must contain the following information to the extent known to the notifying shareholder:

(a) the name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee;
(c) the total number of shares of QNB common stock that will be voted for each proposed nominee;
(d) the name and residential address of the notifying shareholder;
(e) the number of shares of QNB common stock owned by the notifying shareholder.

Nominations not made in accordance with these provisions may be disregarded by the Chairman at the annual meeting.

       If you wish to include a proposal in the Proxy Statement for the 2006 Annual Meeting of Stockholders, your written proposal must be received by the Corporation no later than December 19, 2005. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Pennsylvania, and the Corporation's Bylaws. Stockholder proposals may be mailed to the Secretary, QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005.

       Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in the Corporation's proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2006 annual meeting is March 4, 2006. If a stockholder gives notice of such a proposal after this deadline, the Corporation's proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2006 Annual Meeting.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires QNB's officers and directors and persons who own more than 10% of QNB's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% owners are required by Securities and Exchange Commission regulations to furnish QNB with copies of all Section 16(a) forms they file.

       To the Board of Directors' knowledge, based solely on review of the copies of such reports furnished to QNB during fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with except for Norman L. Baringer and G. Arden Link, who each inadvertently filed one form late reporting one transaction.


                                  OTHER MATTERS

       Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

       If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.


                                  MISCELLANEOUS

       Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Corporation's Proxy Statement may have been sent to multiple stockholders in your household. The Corporation will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Jean Scholl at QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005, telephone (215) 538-5600. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

       UPON REQUEST OF ANY STOCKHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE CORPORATION'S ASSISTANT SECRETARY AT QNB CORP., P.O. BOX 9005, QUAKERTOWN, PA 18951-9005.

                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                  OF QNB CORP.

Article I.        Name

                  1.1      The name of the Corporation is QNB Corp.

Article II.       Location

                  2.1 The location and post office of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is Third and West Broad Streets, Quakertown, Pennsylvania 18951.

Article III.      Purpose

                  3.1 The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the purposes of conducting any lawful act concerning any or all lawful business for which a corporation may be incorporated under the provisions of the Business Corporation Law.

Article IV.       Term

                  4.1 The term for which the Corporation is to exist is Perpetual.

Article V.        Shares

                  5.1 The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of Common Stock par value of $0.625 per share. Shares of authorized capital stock may be issued from time to time as and when the Board of Directors shall determine and for such consideration as may be fixed from time to time by the Board of Directors, except that no stock may be issued for less than the par value thereof in the case of stock with par value.

Article VI.       No Preemptive - No Cumulative Voting

                  A. No holder of shares of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or otherwise acquire or receive any shares of any class of stock hereafter issued by the Corporation, whether now or hereafter authorized, or any shares of any class of stock of the Corporation now or hereafter acquired and held by the Corporation as treasury stock and subsequently reissued and sold or otherwise disposed of, or any bonds, certificates of indebtedness, notes or any other securities convertible into or exchangeable for, or any warrants or rights to purchase or otherwise acquire, any shares of any class of stock of the Corporation, whether now or hereafter authorized.

                  B. At each election of directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons there are directors to be elected and for whose election he has a right to vote. Cumulative Voting shall not be allowed.

Article VII.      Business Combinations

                  A. The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the Corporation then entitled to vote shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined). Such seventy-five percent (75%) voting requirement shall not be applicable if:

                           1. the Board of Directors of the Corporation has by a majority vote of the members of the Board then in office (a) given prior approval to the acquisition by the "Related Person" (as hereinafter defined) involved in the Business Combination of 20% or more of the outstanding shares of Common Stock of the Corporation, the acquisition of which resulted in such person, corporation or other entity becoming a Related Person or (b) approved the Business Combination prior to the time that the person, corporation or other entity involved in the Business Combination shall have become a Related Person; or

                           2. the Business Combination involves solely the Corporation and a Subsidiary, none of whose stock is beneficially owned by a Related Person (other than Beneficial Ownership arising solely because of the control of the Corporation), provided that if the Corporation is not the surviving company, each stockholder of the Corporation receives the same type of consideration in such transaction in proportion to his stockholdings, the provisions of Article V, and Articles VII, and VIII of the Corporation's Articles of Incorporation are continued in effect or adopted by such surviving company as part of its articles of incorporation or certificate of incorporation, as the case may be, and such articles or certificate have no provisions inconsistent with such provisions, and the provisions of the Corporation's Bylaws are continued in effect or adopted by said surviving company.

                  B. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation may consider, in connection with the exercise of its judgment in determining what is the best interest of the Corporation and its stockholders, including without limitation, (i) the social and economic effects on the employees, customers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (ii) the desirability of the Corporation continuing as an independent entity; and (iii) such other factors as the Board of Directors shall deem relevant.

                  C. For purposes of this Article VII the following defined terms shall have the following meanings:

                           1. The term "Business Combination" shall mean (a) any
                              merger or consolidation of the Corporation or a Subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device of all or any substantial part of the assets of the Corporation (including without limitation any securities of a Subsidiary) or of a Subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into this Corporation or a Subsidiary, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Related Person to this Corporation or a Subsidiary, (e) the issuance of any securities of this Corporation or a Subsidiary of a Related Person, (f) the acquisition by the Corporation or a Subsidiary of any securities of Related Person, (g) any reclassification of Voting Stock of the Corporation, or any recapitalization involving Voting Stock of the Corporation, consummated within five years after a Related Person becomes a Related Person, (h) any loan or other extension of credit by the Corporation or a Subsidiary to the Related Person or any guarantees by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, and (i) any agreement, contract or other arrangement provided for any of the transactions described in this definition of Business Combination.

                           2. The term "Related Person" shall mean and include
                              any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates", (as those terms are hereinafter defined) is the beneficial owner, directly or indirectly, of 20% or more in the aggregate of the outstanding shares of the Corporation's stock entitled to vote at the election of directors of the Corporation.

                           3. For purposes of this Article VII any corporation,
                              person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation, (i) which it owns directly, whether or not of record, or (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable, or (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by an "affiliate" or "associate" as those terms are defined herein, or (iv) which are beneficially owned, directly or indirectly by any other corporation, person or entity (including any shares which such other corporation, person or entity has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable) with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation.

                           4. For the purposes of this Article VII, the term
                              "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation, person or other entity. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity, whether through the ownership of voting securities, by contract, or otherwise.

                           5. For purposes of this Article VII, the term
                              "associate" shall mean (i) any corporation or organization (other than the Corporation or a majority-owned subsidiary of this Corporation) of which such corporation, person or entity is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or other entity serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same house as such person or who is a director or officer of this corporation or any of its subsidiaries.

                           6. The Board of Directors shall have the power and
                              duty to determine for the purposes of this Article VII on the basis of information known to the Board of Directors of the Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 20% in number of shares of the outstanding shares of the Corporation entitled to vote in elections of directors, and (ii) a corporation, person or other entity is an "affiliate" or "associate" (as defined above) of another. Any such determination shall be conclusive and binding for all purposes of this Article VII.

                           7. The term "Substantial Part" shall mean more than
                              ten percent (10%) of the total assets of the person or entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                           8. The term "Subsidiary" shall mean any corporation
                              or other entity more than 50% of the stock of which is Beneficially owned by the Corporation.

Article VIII.     Amendments of Articles of Incorporation

                  8.1 These Articles of Incorporation may be amended, subject to the provisions of the laws of the Commonwealth of Pennsylvania, at any regular or special meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the holders of the majority of the outstanding shares of stock of the Corporation then entitled to vote, provided however that Article V,
                           Article VII and this Article VIII of the Articles of Incorporation may be amended only by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of stock of the Corporation then entitled to vote at a special meeting called for that purpose.

Article IX.       Director Liability

                  A. Director's Personal Liability. A director of the corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, provided however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination of limitation of liability is expressly prohibited by the Pennsylvania Director's Liability Act as in effect at the time of the alleged action or failure to take action by such director.

                  B. Preservation of Right. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this Article. The rights conferred by this Article shall continue as to any person who has ceased to be director of the corporation and shall inure to the benefit of the heir, executors and administrators of such person.

                                   EXHIBIT B
                                   QNB CORP.

                            2005 STOCK INCENTIVE PLAN

1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of QNB Corp. (the "Corporation") and each subsidiary thereof, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of the common stock of the Corporation to secure, retain and motivate personnel who may be responsible for the operation and for management of the affairs of the Corporation and any subsidiary now or hereafter existing ("Subsidiary").

2. Term. The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), and shall be presented for approval at the next meeting of the Corporation's shareholders. Any and all options and rights awarded under the Plan (the "Awards") before it is approved by the Corporation's shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval. Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after the tenth anniversary of the effective date of the Plan.

3. Stock. Shares of the Corporation's common stock, par value $.625 per share (the "Stock"), that may be issued under the Plan shall not exceed, in the aggregate, 200,000 shares, as may be adjusted pursuant to Section 16 hereof. Shares may be either authorized and unissued shares, or authorized shares, issued by and subsequently reacquired by the Corporation as treasury stock. Under no circumstances shall any fractional shares be awarded under the Plan. Except as may be otherwise provided in the Plan, any Stock subject to an Award that, for any reason, lapses or terminates prior to exercise, shall again become available for grant under the Plan. While the Plan is in effect, the Corporation shall reserve and keep available the number of shares of Stock needed to satisfy the requirements of the Plan. The Corporation shall apply for any requisite governmental authority to issue shares under the Plan. The Corporation's failure to obtain any such governmental authority, deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan, shall relieve the Corporation of any duty, or liability for the failure to issue or sell the Stock.

4. Administration. The ability to control and manage the operation and administration of the Plan shall be vested in the Board or in a committee of two or more members of the Board, selected by the Board (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by the Committee under the Plan is final and binding.

         The Committee shall be responsible and shall have full, absolute and final power of authority to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and the stock option exercise prices. The

Committee shall make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5. Awards. Awards may be made under the Plan in the form of: (a) "Qualified Options" to purchase Stock, which are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code, or (b) "Non-Qualified Options" to purchase Stock, which are not intended to qualify under Sections 421 through 424 of the Code. More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of another Award, either to the same person or otherwise, or impose any obligation to exercise on the participant. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option or Non-Qualified Option, as the case may be.

6. Eligibility. Persons eligible to receive Awards shall be those key officers and other employees of the Corporation and each Subsidiary, as determined by the Committee. A person's eligibility to receive an Award shall not confer upon him or her any right to receive an Award. Except as otherwise provided, a person's eligibility to receive, or actual receipt of an Award under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or of its affiliates.

7. Qualified Options. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

          (a) No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's shareholders, whichever is earlier;

          (b) The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of five (5) years after the date the Qualified Option is awarded;

          (c) If a participant, who was awarded a Qualified Option, ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the participant thereafter to exercise the option during its remaining term for a period of not more than three (3) months after cessation of employment to the extent that the Qualified Option was then and remains exercisable, unless such employment cessation was due to the participant's disability, as defined in
               Section 22(e)(3) of the Code, in which case the three (3) month period shall be twelve (12) months; if the participant dies while employed by the Corporation or a Subsidiary, the Committee may permit the participant's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, to exercise the Qualified Option during its remaining term for a period of not more than twelve (12) months after the participant's death to the extent that the Qualified Option was then and remains exercisable; the Committee may impose terms and conditions upon and for the exercise of a Qualified Option after the cessation of the participant's employment or his or her death;

          (d) The purchase price of Stock subject to any Qualified Option shall not be less than the Stock's fair market value at the time the Qualified Option is awarded or less than the Stock's par value; and

          (e) Qualified Options may not be sold, transferred or assigned by the participant except by will or the laws of descent and distribution.

8. Non-Qualified Options. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

          (a) The time period during which any Non-Qualified Option is exercisable shall not commence before the expiration of six (6) months or continue beyond the expiration of five (5) years after the date the Non-Qualified Option is awarded;

          (b) If a participant, who was awarded a Non-Qualified Option, ceases to be eligible under the Plan, before lapse or full exercise of the option, the Committee may permit the participant to exercise the option during its remaining term, to the extent that the option was then and remains exercisable, or for such time period and under such terms and conditions as may be prescribed by the Committee;

          (c) The purchase price of a share of Stock subject to any Non-Qualified Option shall not be less than the Stock's par value; and

          (d) Except as otherwise provided by the Committee, Non-Qualified Stock Options granted under the Plan are not transferable except as designated by the participant by will and the laws of descent and distribution.

9. Exercise. Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Award to be exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash, by tendering other shares of Company common stock held by optionee for at least six months having a fair market value as of the date of exercise equal to the total purchase price, by any method established by the Committee including a so-called "cashless exercise", by giving instructions to withhold from the stock to be received upon exercise of the option the number of shares having a fair market value equal to the exercise price, or by any combination of these methods of payment, at its then current fair market value, or in any combination thereof, as the Committee shall determine. Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

       The Committee may permit an acceleration of previously established exercise terms of any Awards as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition:

          (a) if the Corporation or its shareholders execute an agreement to dispose of all or substantially all of the Corporation's assets or stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's shareholders, immediately before the transaction, will not own at least fifty percent (50%) of the total combined voting power of all classes of voting stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of the transaction, then any and all outstanding Awards shall immediately become and remain exercisable or, if the transaction is not consummated, until the agreement relating to the transaction expires or is terminate, in which case, all Awards shall be treated as if the agreement was never executed;

          (b) if there is an actual, attempted, or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation's voting stock by any person or entity, or persons or entities acting in concert or as a group, and the acquisition or offer has not been duly approved by the Board; or

          (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, (unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) thereupon any and all Awards immediately shall become and remain exercisable.

10. Withholding. When a participant exercises a stock option awarded under the Plan, the Corporation, in its discretion and as required by law, may require the participant to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for shares of Stock, at the Committee's discretion remittance may be made in cash, shares already held by the participant or by the withholding by the Corporation of sufficient shares issuable pursuant to the option to satisfy the participant's withholding obligation.

11. Value. Where used in the Plan, the "fair market value" of Stock or any options or rights with respect thereto, including Awards, shall mean and be determined by (a) the bid price on the principal established domestic securities exchange on which listed, and if not listed, then
         (b) the dealer "bid" price thereof on the New York over-the-counter market, as reported by the National Association of Securities Dealers, Inc., in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" price before and/or after such time in accordance with pertinent provisions of and principles under the Code and the regulations promulgated thereunder.

12. Amendment. To the extent permitted by applicable law, the Board may amend, suspend, or terminate the plan at any time. The amendment or termination of this Plan shall not, without the consent of the participants, alter or impair any rights or obligations under any Award previously granted hereunder.

                  From time to time, the Committee may rescind, revise and add to any of the terms, conditions and provisions of the Plan or of an Award as necessary or appropriate to have the Plan and any Awards thereunder be or remain qualified and in compliance with all applicable laws, rules and regulations, and the committee may delete, omit or waive any of the terms and conditions or provisions that are no longer required by reason of changes of applicable laws, rules or regulations, but not limited to, the provisions of Sections 421 and 422 of the Code,
         Section 16 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the rules and regulations promulgated by the Securities and Exchange Commission. Without limiting the generality of the preceding sentence, each Qualified Option shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify as a Qualified Option under Section 422 of the Code, including, but not limited to, the following provisions:

          (a) At the time a Qualified Option is awarded, the aggregate fair market value of the Stock subject thereto and of any Stock of other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the participant during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

          (b) No Qualified Option shall be awarded to any person if, at the time of the Award, the person owns shares of the stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its affiliates, unless, at the time the Qualified Option is awarded, the exercise price of the Qualified Option is at least one hundred and ten percent (110%) of the fair market value of the Stock on the date of grant and the option, by its terms, is not exercisable after the expiration of five (5) years from the date it is awarded.

13. Continued Employment. Nothing in the Plan or any Award shall confer upon any participant or other persons any right to continue in the employ of, or maintain any particular relationship with, the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate the participant. However, the Committee may require, as a condition of making and/or exercising any Award, that a participant agree to, and in fact provide services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option, to the extent such application would result in disqualification of the option under Sections 421 and 422 of the Code.

14. General Restrictions. If the Committee or Board determines that it is necessary or desirable to: (a) list, register or qualify the stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) obtain the approval of any governmental authority, or (c) enter into an agreement with the participant with respect to disposition of any Stock (including, without limitation, an agreement that, at the time of the participant's exercise of the Award, any Stock thereby acquired is and will be acquired solely for investment purposes and without any intention to sell or distribute the Stock), then such Award shall not be consummated in whole or in part unless the listing, registration, qualification, approval or agreement, as the case may be, shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

15. Rights. Except as otherwise provided in the Plan, participants shall have no rights as a holder of the Stock unless and until one or more certificates for the shares of Stock are issued and delivered to the participant.

16. Adjustments. In the event that the shares of common stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of common stock or other securities of the Corporation or of other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of common stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of common stock of the Corporation that was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of common stock or other securities into which each outstanding share of the common stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such shares shall be entitled, as the case may be. Each outstanding Award shall be appropriately amended as to price and other terms, as may be necessary to reflect foregoing events.

       If there shall be any other change in the number or kind of the outstanding shares of the common stock of the Corporation, or of any common stock or other securities in which such common stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

                  The grant of an Award under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

                  Fractional shares resulting from any adjustment in Awards pursuant to this Section 16 may be settled as a majority of the disinterested members of the Board of Directors or of the Committee, as the case may be, shall determine.

                  To the extent that the foregoing adjustments relate to common stock or securities of the Corporation, such adjustments shall be made by a majority of the members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award that is so adjusted.

17. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the Committee finds, after full consideration of the facts presented on behalf of the Corporation and the involved participant, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Corporation or by any Subsidiary and such action has damaged the Corporation or the Subsidiary, as the case may be, or that the participant has disclosed trade secrets of the Corporation or its affiliates, the participant shall forfeit all rights under and to all unexercised Awards, and under and to all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the participant's discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the participant's discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of the option as an incentive stock option under Sections 421 and 422 of the Code.

18. Indemnification. In and with respect to the administration of the Plan, the Corporation shall indemnify each member of the Committee and/or of the Board, each of whom shall be entitled, without further action on his or her part, to indemnification from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by the member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be a member of the Committee or of the Board. The provisions, protection and benefits of this Section shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (b) to the extent there is entitlement to indemnification from the Corporation, other than under this Section, on account of the same matter or proceeding for which indemnification hereunder is claimed.

19. Miscellaneous. (a) Any reference contained in this Plan to particular section or provision of law, rule or regulation, including but not limited to the Code and the 1934 Act, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to
          Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 and the rules and regulations promulgated thereunder, or any successor rules and regulations that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee.

          (b) Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and the term "affiliates" shall mean each and every Subsidiary and any parent of the Corporation.

          (c) The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan

            IN WITNESS WHEREOF, the Corporation has caused the Plan to be duly executed by its officers as of the 15th day of March, 2005.



(SEAL)
                                               Jean M. Scholl
                                               Assistant Secretary

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